EXHIBIT 99.1

Zumiez Inc. Announces Fiscal 2017 Second Quarter Results

Second Quarter 2017 Sales Increased 7.8% to $192.2 Million

Second Quarter 2017 Diluted Loss Per Share Improved to $(0.02)

August 2017 Comparable Sales Increased 7.4%

LYNNWOOD, Wash., Sept. 07, 2017 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ:ZUMZ) today reported results for the second quarter ended July 29, 2017.

Total net sales for the second quarter ended July 29, 2017 (13 weeks) increased 7.8% to $192.2 million from $178.3 million in the quarter ended July 30, 2016 (13 weeks). Comparable sales for the thirteen weeks ended July 29, 2017 increased 4.7% compared to a comparable sales decrease of 4.9% for the thirteen weeks ended July 30, 2016. Net loss for the second quarter of fiscal 2017 was $0.6 million, or $0.02 per diluted share, compared to a net loss of $0.8 million, or $0.03 per diluted share in the second quarter of the prior fiscal year.

Total net sales for the six months (26 weeks) ended July 29, 2017 increased 6.3% to $373.4 million from $351.2 million reported for the six months (26 weeks) ended July 30, 2016. Comparable sales increased 3.3% for the twenty-six weeks ended July 29, 2017 compared to a comparable sales decrease of 6.2% for the twenty-six weeks ended July 30, 2016. Net loss for the first six months of fiscal 2017 was $5.1 million, or $0.21 per diluted share, compared to a net loss for the first six months of the prior fiscal year of $3.0 million, or $0.12 per diluted share.

At July 29, 2017, the Company had cash and current marketable securities of $70.7 million compared to cash and current marketable securities of $52.3 million at July 30, 2016. The increase in cash and current marketable securities was driven by cash generated through operations partially offset by capital expenditures and cash used in the acquisition of Fast Times.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our business outperformed our expectations during the second quarter highlighted by a 4.7% comparable sales increase.  I am extremely pleased with how well our teams continue to execute in the current environment. Our intense focus on serving our consumer with differentiated assortments and great service is fueling market share gains and strengthening our leadership position in the industry. We will continue to invest in our people and omni-channel capabilities while tightly controlling expenses as we look to consistently drive profitable growth and increased shareholder value over the long-term.”

August 2017 Sales
Total net sales for the four-week period ended August 26, 2017 increased 10.1% to $98.6 million, compared to $89.5 million for the four-week period ended August 27, 2016. The Company's comparable sales increased 7.4% for the four-week period ended August 26, 2017 compared to a comparable sales decrease of 1.1% for the four-week period ended August 27, 2016.

Fiscal 2017 Third Quarter Outlook
The Company is introducing guidance for the three months ending October 28, 2017. Net sales are projected to be in the range of $236 to $241 million resulting in net income per diluted share of approximately $0.43 to $0.48. This guidance is based upon anticipated comparable sales growth between 4% and 6% for the third quarter of fiscal 2017. The Company currently intends to open approximately 18 new stores in fiscal 2017, including up to 3 stores in Canada and 4 stores in Europe and 2 stores in Australia.

A conference call will be held today to discuss second quarter fiscal 2017 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 78719001.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of August 26, 2017 we operated 693 stores, including 606 in the United States, 51 in Canada, and 30 in Europe and 6 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at www.zumiez.com, www.blue-tomato.com and https://fasttimes.com.au/.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology.  These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties.  Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s quarterly report on Form 10-Q for the quarter ended April 29, 2017 as filed with the Securities and Exchange Commission and available at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended

	July 29, 2017	% of Sales	July 30, 2016	% of Sales
Net sales	$192,245	100.0%	$178,272	100.0%
Cost of goods sold	132,449	68.9%	123,428	69.2%
Gross profit	59,796	31.1%	54,844	30.8%

Selling, general and administrative expenses	60,558	31.5%	55,980	31.5%
Operating loss	(762)	(0.4%)	(1,136)	(0.7%)

Interest income, net	92	0.0%	28	0.0%
Other expense, net	(23)	0.0%	(256)	(0.1%)
Loss before income taxes	(693)	(0.4%)	(1,364)	(0.8%)

Benefit from income taxes	(85)	(0.1%)	(526)	(0.3%)

Net loss	$(608)	(0.3%)	$(838)	(0.5%)

Basic loss per share	$(0.02)		$(0.03)

Diluted loss per share	$(0.02)		$(0.03)

Weighted average shares used in computation of loss per share:
Basic	24,689		24,712

Diluted	24,689		24,712

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Six Months Ended

	July 29, 2017	% of Sales	July 30, 2016	% of Sales
Net sales	$373,399	100.0%	$351,243	100.0%
Cost of goods sold	261,555	70.0%	246,440	70.2%
Gross profit	111,844	30.0%	104,803	29.8%

Selling, general and administrative expenses	118,841	31.9%	109,879	31.2%
Operating loss	(6,997)	(1.9%)	(5,076)	(1.4%)

Interest income, net	174	0.0%	59	0.0%
Other (expense) income, net	(472)	(0.1%)	242	0.1%
Loss before income taxes	(7,295)	(2.0%)	(4,775)	(1.3%)

Benefit from income taxes	(2,239)	(0.6%)	(1,800)	(0.5%)

Net Loss	$(5,056)	(1.4%)	$(2,975)	(0.8%)

Basic loss per share	$(0.21)		$(0.12)

Diluted loss per share	$(0.21)		$(0.12)

Weighted average shares used in computation of loss per share:
Basic	24,635		24,957

Diluted	24,635		24,957

ZUMIEZ INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 29,	January 28,	July 30,
	2017	2017	2016
Assets	(Unaudited)		(Unaudited)
Current assets
Cash and cash equivalents	$17,291	$20,247	$19,600
Marketable securities	53,433	58,579	32,740
Receivables	16,334	12,538	14,576
Inventories	141,782	106,924	131,823
Prepaid expenses and other current assets	15,378	13,075	13,990
Total current assets	244,218	211,363	212,729

Fixed assets, net	131,934	129,651	136,505
Goodwill	60,057	56,001	55,082
Intangible assets, net	15,903	14,610	12,005
Deferred tax assets, net	9,733	7,041	8,332
Other long-term assets	7,022	8,017	7,908
Total long-term assets	224,649	215,320	219,832

Total assets	$468,867	$426,683	$432,561

Liabilities and Shareholders’ Equity
Current liabilities
Trade accounts payable	$60,652	$25,529	$60,044
Accrued payroll and payroll taxes	15,684	14,914	12,754
Income taxes payable	68	1,866	507
Deferred rent and tenant allowances	8,393	8,344	8,384
Other liabilities	23,657	22,944	22,089
Total current liabilities	108,454	73,597	103,778

Long-term deferred rent and tenant allowances	40,795	41,066	43,721
Other long-term liabilities	5,113	4,969	4,815
Total long-term liabilities	45,908	46,035	48,536

Total liabilities	154,362	119,632	152,314

Shareholders’ equity
Preferred stock, no par value, 20,000 shares authorized; none issued and outstanding	—	—	—
Common stock, no par value, 50,000 shares authorized; 25,231 shares issued and outstanding at July 29, 2017, 24,945 shares issued and outstanding at January 28, 2017, and 24,931 shares issued and outstanding at July 30, 2016	143,682	140,984	137,102
Accumulated other comprehensive loss	(6,676)	(16,488)	(12,802)
Retained earnings	177,499	182,555	155,947
Total shareholders’ equity	314,505	307,051	280,247

Total liabilities and shareholders’ equity	$468,867	$426,683	$432,561

ZUMIEZ INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended
	July 29, 2017	July 30, 2016
Cash flows from operating activities:
Net loss	$(5,056)	$(2,975)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	13,520	14,336
Deferred taxes	(2,456)	(3,713)
Stock-based compensation expense	2,500	2,221
Other	621	95
Changes in operating assets and liabilities:
Receivables	(2,092)	(842)
Inventories	(32,553)	(32,766)
Prepaid expenses and other current assets	(995)	(2,690)
Trade accounts payable	34,627	38,181
Accrued payroll and payroll taxes	561	225
Income taxes payable	(3,372)	(4,804)
Deferred rent and tenant allowances	(521)	(12)
Other liabilities	(1,016)	(813)
Net cash provided by operating activities	3,768	6,443

Cash flows from investing activities:
Additions to fixed assets	(12,461)	(11,895)
Purchases of marketable securities and other investments	(37,586)	(28,353)
Sales and maturities of marketable securities and other investments	42,615	28,658
Net cash used in investing activities	(7,432)	(11,590)

Cash flows from financing activities:
Proceeds from revolving credit facilities	1,791	-
Payments on revolving credit facilities	(1,791)	-
Repurchase of common stock	-	(19,084)
Proceeds from issuance and exercise of stock-based awards	370	518
Payments for tax withholdings on equity awards	(172)	(121)
Net cash provided by (used in) financing activities	198	(18,687)

Effect of exchange rate changes on cash and cash equivalents	510	271

Net decrease in cash and cash equivalents	(2,956)	(23,563)
Cash and cash equivalents, beginning of period	20,247	43,163
Cash and cash equivalents, end of period	$17,291	$19,600

Supplemental disclosure on cash flow information:
Cash paid during the period for income taxes	$3,660	$6,736
Accrual for purchases of fixed assets	2,550	1,835
Accrual for repurchase of common stock	-	254

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200